SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2015

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Curaçao	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42, rue Saint-Dominique, Paris, France 75007

5599 San Felipe, 17th Floor, Houston, Texas 77056

62 Buckingham Gate, London SW1E 6AJ

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 26, 2015, Schlumberger Limited, a company organized under the laws of Curaçao (“Schlumberger”), and Cameron International Corporation, a Delaware corporation (“Cameron”), issued a combined press release announcing the execution of an Agreement and Plan of Merger among Schlumberger Holdings Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of Schlumberger (“Schlumberger Holdings”), Rain Merger Sub LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Schlumberger Holdings (“Merger Sub”), Schlumberger and Cameron (the “Merger Agreement”). Under the terms of the Merger Agreement, Schlumberger Holdings will acquire Cameron in a transaction in which Merger Sub will merge with and into Cameron, with Cameron as the surviving entity, and with Schlumberger Holdings acquiring all of the stock of Cameron.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Information required by Item 1.01 will be filed in a separate Current Report on Form 8-K.

Additional Information

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between Schlumberger and Cameron. In connection with this proposed business combination, Schlumberger and Cameron may file one or more proxy statements, registration statements, proxy statement/prospectus or other documents with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other document Schlumberger or Cameron may file with the SEC in connection with the proposed transaction.

STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, THE REGISTRATION STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC REGARDING THE TRANSACTION CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE PROPOSED TRANSACTION. These materials will be made available to stockholders of Cameron at no expense to them. Investors will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Schlumberger and/or Cameron through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Schlumberger will be available free of charge on Schlumberger’s internet website at http://www.slb.com. Copies of the documents filed with the SEC by Cameron will be available free of charge on Cameron’s internet website at http://www.c-a-m.com. You may also read and copy any reports, statements and other information filed by Cameron or Schlumberger with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

Cameron, Schlumberger, their respective directors and certain of their respective executive officers may be considered, under SEC rules, participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Schlumberger is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on January 29, 2015, and its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on February 19, 2015. Information about the directors and executive officers of Cameron is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 20, 2015, and its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on March 27, 2015. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

This material includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, expected timetable for completing the proposed transaction, benefits and synergies of the proposed transaction, future opportunities for the combined company and products, future financial performance and any other statements regarding Schlumberger’s and Cameron’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not statements of historical fact, are forward-looking statements. Schlumberger can give no assurance that such expectations will prove to have been correct. These statements are subject to, among other things, satisfaction of the closing conditions to the merger, the risk that the contemplated merger does not occur, negative effects from the pendency of the merger, the ability to successfully integrate the merged businesses and to realize expected synergies, failure to obtain the required vote of Cameron’s stockholders, the timing to consummate the proposed transaction, the ability to successfully integrate the merged businesses and other risk factors that are discussed in Schlumberger’s and Cameron’s most recent Annual Reports on Form 10-K as well as each company’s other filings with the SEC available at the SEC’s Internet site (http://www.sec.gov). Actual results may differ materially from those expected, estimated or projected. Forward-looking statements speak only as of the date they are made, and Schlumberger undertakes no obligation to publicly update or revise any of them in light of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The exhibit listed below is furnished pursuant to Item 9.01 of this Form 8-K.

99.1 Joint Press Release dated August 26, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Howard Guild
Howard Guild
Chief Accounting Officer

Date: August 26, 2015